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EXHIBIT 11.1   STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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
                                                                                   NINE MONTHS ENDED
                                                                                  September 30, 1997
                                                                                  ------------------
Primary:
Average shares outstanding  . . . . . . . . . . . . . . . . . . . . . . . . .           11,910,355
Net effect of dilutive stock options and
   warrants   based on the treasury stock
   method using average market price  . . . . . . . . . . . . . . . . . . . .            2,091,610
                                                                                      ------------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           14,001,965
                                                                                      ============

Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $  7,515,000
                                                                                      ============

Per share amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $       0.54
                                                                                      ============


Fully diluted:
Average shares outstanding  . . . . . . . . . . . . . . . . . . . . . . . . .           11,910,355
Net effect of dilutive stock options and
   warrants   based on the treasury stock
   method using the quarter-end price
   which is greater than the
   average market price   . . . . . . . . . . . . . . . . . . . . . . . . . .            2,445,804
                                                                                      ------------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           14,356,159
                                                                                      ============

Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $  7,515,000
                                                                                      ============

Per share amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $       0.52
                                                                                      ============
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